Exhibit 99.1

AdTheorent Holding Company, Inc. Reports First Quarter 2024 Financial Results

New York, NY — May 2, 2024 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a machine learning pioneer and industry leader using privacy-forward solutions to deliver measurable value for programmatic advertisers, today announced its first quarter 2024 financial results.

First Quarter 2024 Financial Overview:

•
Revenue was $34.9 million, a 6.7% increase compared to $32.7 million in the first quarter of 2023.
•
Gross profit was $14.3 million, down 0.2%, from the first quarter of 2023. Gross Profit Margin was 40.9%, compared to 43.7% in the first quarter of 2023.
•
Adjusted Gross Profit* increased $1.5 million, or 7.1%, to $22.4 million compared to the first quarter of 2023. Adjusted Gross Profit Margin was 64.2% compared to 64.0% in the first quarter of 2023.
•
Net loss was $9.9 million compared to $5.2 million in the first quarter of 2023. In the first quarter of 2024, the Company recognized a total of $5.8 million of net mark to market losses related to fair value of the Seller's Earn-Out and Warrants liabilities compared to net losses of $0.04 million in the first quarter of 2023.
•
Adjusted EBITDA* decreased $0.2 million, or 50.0%, to $0.2 million compared to first quarter 2023. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 1.0% represented a decrease from 2.2% in the first quarter of 2023.

Business and Operating Highlights:

•
Average revenue per active customer increased 3.5% year-over-year.
•
AdTheorent’s self-service momentum continued, with 60% year-over-year revenue growth and a 95% year-over-year increase in total customers. Additionally, AdTheorent self-service CTV revenue grew 95%.
•
AdTheorent Health revenue grew 34.3% year-over-year.
•
AdTheorent Health’s algorithm-based and ID-independent health audiences yielded strong customer adoption with 95 active campaigns running in the first quarter of 2024, an 86% sequential increase from the 51 campaigns running in the fourth quarter of 2023.
•
AdTheorent was awarded “Enabling Technology Company of the Year” by the prestigious MMA SMARTIES™ X Global awards. In addition, AdTheorent won four campaign-specific MMA SMARTIES™ X Global awards with valued partners The Wine Group, TRG, and Choctaw Casinos & Resorts.

*The Company prepares its consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how the Company defines and calculates these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Transaction with Cadent:

On April 1, 2024, the Company announced its entry into a definitive agreement to be acquired by Cadent, LLC for approximately $324 million in cash, or $3.21 per share (the “Merger”). The Merger is expected to be completed by the third quarter of 2024 and is subject to approval by AdTheorent’s stockholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other customary closing conditions. Upon completion of the Merger, AdTheorent common stock will no longer be listed on the Nasdaq Stock Exchange or trade in any other public market. A press release describing the details of the

Merger can be found on the investor relations page of AdTheorent’s website at investors.adtheorent.com. Due to the pending Merger, AdTheorent will not provide updated guidance or host a conference call or webcast to discuss first quarter 2024 results.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named “Best Buy-Side Programmatic Platform” in the 2023 Digiday Technology Awards and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2023, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the tenth consecutive year. AdTheorent ranked tenth in the Large Employer Category and 26th Overall in 2023. For more information, visit adtheorent.com.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Such statements may also include statements regarding the completion of the proposed merger and the expected timing of the completion of the proposed merger, the management of AdTheorent upon completion of the proposed merger and AdTheorent’s plans upon completion of the proposed merger. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

David DeStefano, ICR

AdTheorentIR@icrinc.com

(203) 682-8383

Press Contact:

Melanie Berger, AdTheorent

Melanie@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$69,202	$70,261
Accounts receivable, net	55,233	71,288
Income tax recoverable	163	177
Prepaid expenses	5,974	4,515
Total current assets	130,572	146,241
Property and equipment, net	437	457
Operating lease right of use assets	4,794	5,085
Investment in SymetryML Holdings	742	628
Other intangible assets, net	8,204	7,969
Goodwill	34,842	34,842
Deferred income taxes, net	11,647	10,575
Other assets	397	299
Total assets	$191,635	$206,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,586	$17,910
Accrued compensation	3,012	10,483
Accrued expenses	5,442	4,994
Operating lease liabilities, current	1,436	1,421
Total current liabilities	23,476	34,808
Warrants	6,730	967
Seller's Earn-Out	5	10
Operating lease liabilities, non-current	4,779	5,141
Total liabilities	34,990	40,926
Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	94,631	93,304
Retained earnings	62,005	71,857
Total stockholders' equity	156,645	165,170
Total liabilities and stockholders’ equity	$191,635	$206,096

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$34,857	$32,674
Operating expenses:
Platform operations	20,601	18,387
Sales and marketing	10,862	10,307
Technology and development	3,222	3,291
General and administrative	5,771	3,936
Total operating expenses	40,456	35,921
Loss from operations	(5,599)	(3,247)
Interest income, net	646	619
Gain on change in fair value of Seller's Earn-Out	5	233
Loss on change in fair value of warrants	(5,763)	(269)
Gain (loss) on fair value of investment in SymetryML Holdings	114	(168)
Other expense, net	(4)	(41)
Total other (loss) income, net	(5,002)	374
Net loss before income taxes	(10,601)	(2,873)
Benefit (provision) for income taxes	749	(2,350)
Net loss	$(9,852)	$(5,223)
Loss per share:
Basic	$(0.11)	$(0.06)
Diluted	$(0.11)	$(0.06)
Weighted-average common shares outstanding:
Basic	90,449,398	87,551,278
Diluted	90,449,398	87,551,278

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(9,852)	$(5,223)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for credit losses	(200)	—
Amortization expense	1,403	2,059
Depreciation expense	47	49
Amortization of debt issuance costs	14	14
Gain on change in fair value of Seller's Earn-Out	(5)	(233)
Loss on change in fair value of warrants	5,763	269
Loss (gain) on fair value of investment in SymetryML Holdings	(114)	168
Deferred tax benefit	(1,072)	(1,326)
Equity-based compensation	2,041	1,480
Changes in operating assets and liabilities:
Accounts receivable	16,255	16,719
Income taxes recoverable	14	(46)
Prepaid expenses and other assets	(1,280)	(1,824)
Accounts payable	(4,412)	(572)
Accrued compensation, accrued expenses, and other liabilities	(7,370)	(7,423)
Net cash provided by operating activities	1,232	4,111
Cash flows from investing activities
Capitalized software development costs	(1,448)	(1,196)
Purchase of property and equipment	(33)	(23)
Net cash used in investing activities	(1,481)	(1,219)
Cash flows from financing activities
Cash received for exercised options	238	57
Taxes paid related to net settlement of restricted stock awards	(1,199)	(399)
Proceeds from employee stock purchase plan	151	172
Net cash used in financing activities	(810)	(170)
Net (decrease) increase in cash and cash equivalents	(1,059)	2,722
Cash and cash equivalents at beginning of period	70,261	72,579
Cash and cash equivalents at end of period	$69,202	$75,301

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted Gross Profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to Adjusted Gross Profit for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Revenue	$34,857	$32,674
Less: Platform operations	20,601	18,387
Gross Profit	14,256	14,287
Add back: Other platform operations	8,118	6,610
Adjusted Gross Profit	$22,374	$20,897

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by the Company as net loss, before interest income, net; depreciation, amortization; and income tax (benefit) provision. Adjusted EBITDA is defined as EBITDA before equity-based compensation expense, transaction costs, non-core operations and other non-recurring items. Net loss is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Net loss	$(9,852)	$(5,223)
Interest income, net	(646)	(619)
Tax (benefit) provision	(749)	2,350
Depreciation and amortization	1,450	2,108
EBITDA	$(9,797)	$(1,384)
Equity-based compensation	2,041	1,480
Transaction costs (1)	2,345	166
Gain on change in fair value of Seller's Earn-Out (2)	(5)	(233)
Loss on change in fair value of warrants (3)	5,763	269
(Gain) loss on fair value of investment in SymetryML Holdings	(114)	168
Adjusted EBITDA	$233	$466

(1)
For the three months ended March 31, 2024, these costs include professional fees related to the Merger Agreement announced on April 1, 2024. For the three months ended March 31, 2023, these costs include professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gains represent the decrease in fair value of the Seller's Earn-Out in the three months ended March 31, 2024 and 2023.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The losses represent the increase in fair value of the warrants in the three months ended March 31, 2024 and 2023.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended March 31,
	2024	2023
	(In thousands, except percentages)
Gross Profit	$14,256	$14,287
Net loss	$(9,852)	$(5,223)
Net loss as a percentage of Gross Profit	-69.1%	-36.6%
Adjusted Gross Profit	$22,374	$20,897
Adjusted EBITDA	$233	$466
Adjusted EBITDA as a percentage of Adjusted Gross Profit	1.0%	2.2%
Gross Profit	$14,256	$14,287
Revenue	$34,857	$32,674
Gross Profit as a percentage of Revenue	40.9%	43.7%
Revenue	$34,857	$32,674
Adjusted Gross Profit	$22,374	$20,897
Adjusted Gross Profit as a percentage of Revenue	64.2%	64.0%